SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                         August 11, 1999 (July 15, 1999)

                            TIAA REAL ESTATE ACCOUNT
             (Exact name of registrant as specified in its charter)

New York                             33-92990,                 Not Applicable
(State or other                   333-13477 and                (IRS Employer
Jurisdiction of                     333-22809                Identification No.)
incorporation)               (Commission File Nos.)

c/o Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York                                                    10017-3206
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (212) 490-9000



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ITEM 5. OTHER EVENTS.

     The TIAA Real Estate Account (the "Account") has recently acquired several additional office properties for its portfolio, as described below.

One Monument Place - Fairfax, VA

     On July 15, 1999, the TIAA Real Estate Account purchased an 8-story office building in Fairfax, Virginia (20 miles from Washington, DC) for a purchase price of approximately $34,450,000. The property is not subject to a mortgage.

     One Monument Place, which was built in 1990, is located within the Fairfax Center office submarket in Northern Virginia adjacent to the Fair Oaks Mall. It contains approximately 219,211 rentable square feet, and is situated on approximately 6.73 acres with 718 parking spaces. The building is approximately 93% leased to various tenants, with rents averaging $20.70 per square foot. Although the terms vary under each lease, most of the expenses for operating the property are either borne or reimbursed by the tenants. The Fairfax Center submarket contains 5.7 million square feet of office space and presently has a vacancy rate of 1.4%.

88 Kearney Street - San Francisco, CA

     On July 22, 1999, the Account purchased a 21-story office building in San Francisco, CA for a purchase price of approximately $65,914,000. The property is not subject to a mortgage.

     88 Kearney Street, which was built in 1986, is located within the financial district submarket of downtown San Francisco. It contains 209,476 rentable square feet, and is currently approximately 88% occupied by various tenants, although building occupancy was 94% in April 1999, after which time several small tenants moved. Charles Schwab & Company subleases or leases approximately 37% of the building, with its sublease for 49,564 square feet of office space expiring in 2001. Rents average $38 per square foot, as compared with the $46 per square foot average for financial district office space. Although the terms vary under each lease, most of the expenses for operating the property are either borne or reimbursed by the tenants. The downtown San Francisco financial district contains 39 million square feet of office space and presently has a vacancy rate of 3.9%.

10 Waterview Boulevard - Parsippany, NJ

     On July 27, 1999, the Account purchased a 3-story office building in Parsippany, NJ (Morris County) for a purchase price of approximately $30,950,000. The property is not subject to a mortgage.

     10 Waterview Boulevard, which was built in 1984 as part of the Waterview Corporate Center, is located in northern New Jersey, approximately 22 miles from Newark and 40 miles from midtown Manhattan. It contains approximately 213,386 rentable square feet, and is situated on approximately 18.57 acres with 757 parking spaces. The building is approximately 93% leased to various


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tenants, with rents averaging $22.28 per square foot. Although the terms vary under each lease, most of the expenses for operating the property are either borne or reimbursed by the tenants. The Parsippany office market contains 9.5 million square feet of office space and presently has a vacancy rate of 9.7%.










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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TIAA REAL ESTATE ACCOUNT

                                    By: TEACHERS INSURANCE AND ANNUITY

                                        ASSOCIATION OF AMERICA

Date: August 11, 1999               By: /s/ Peter C. Clapman
                                        ----------------------------------------
                                        Peter C. Clapman,

                                        Senior Vice President and Chief Counsel,
                                        Investments
                                        (Authorized Signatory)







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